As filed with the Securities and Exchange Commission on July 22, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RADNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3326724
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1510 Cotner Avenue Los Angeles, California (Address of Principal Executive Offices)	90025 (Zip Code)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

iCAD, Inc. 2016 Stock Incentive Plan, as amended

iCAD, Inc. 2012 Stock Incentive Plan, as Amended by Amendment No. 1

(Full title of the plans)

Howard G. Berger, M.D.

President and Chief Executive Officer

RadNet, Inc.

1510 Cotner Avenue

Los Angeles, California 90025

(Name and address of agent for service)

(310) 445-2800

(Telephone number, including area code, of agent for service)

With copies to:

Andrew Moore

Jonathan S. Schulman

Christopher Wassman

Perkins Coie LLP

1301 Second Avenue, Suite 4200

Seattle, Washington 98101

(206) 359-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

EXPLANATORY NOTE

On July 17, 2025, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 15, 2025, by and among RadNet, Inc., a Delaware corporation (the “Registrant” or “RadNet”), Trio Merger Sub, Inc., a wholly-owned subsidiary of RadNet and a Delaware corporation (“Merger Sub”), and iCAD, Inc., a Delaware corporation (“iCAD”), Merger Sub merged with and into iCAD, with iCAD surviving as a wholly-owned subsidiary of RadNet (the “Merger”).

The Registrant hereby files this Registration Statement on Form S-8 relating to up to 106,591 shares of the Registrant’s common stock, par value $0.0001 per share, issuable with respect to certain options to purchase shares of iCAD’s common stock, par value $0.01 per share, granted under the iCAD, Inc. 2016 Stock Incentive Plan, as amended, and the iCAD, Inc. 2012 Stock Incentive Plan, as amended by Amendment No. 1 (collectively, the “Plans”), which options were assumed by the Registrant pursuant to the Merger Agreement in connection with the consummation of the Merger.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Form S-8, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information

The written statement required by Item 2 of Part I is included in documents delivered to participants in the Plans covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

This Registration Statement incorporates herein by reference the following documents, which have been filed with the Commission by the Registrant:

•	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 28, 2025;
•	The Part III information contained in the Registrant’s definitive proxy statement on Schedule 14A for RadNet’s 2025 annual meeting of stockholders, filed with the SEC on April 28, 2025, that was incorporated into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025.
•	Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 12, 2025;
•	Registrant’s Current Report on Form 8-K filed with the SEC on June 12, 2025;
•	The description of the Registrant’s securities contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025, and in any report filed for the purpose of amending such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective date of filing of such documents (other than information furnished under Item 2.02 and Item 7.01 of Form 8-K).

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this Registration Statement or in any document that is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

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Item 6.	Indemnification of Directors and Officers.

Delaware Law, Certificate of Incorporation, and Bylaws

The following provisions of Delaware law and RadNet’s Certificate of Incorporation and Bylaws govern the indemnification of RadNet’s directors and officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify any director, officer, employee or agent of the corporation, or other person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, any such person we refer to as an indemnitee, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that the indemnitee is or was serving the corporation or another entity at the direction of the corporation, provided that the indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by the indemnitee in connection with the defense or settlement of such an action or suit if the indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if the indemnitee is adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines that the indemnitee is fairly and reasonably entitled to indemnity for his or her expenses despite the adjudication of liability.

Section 145(g) of the DGCL also provides that a corporation may maintain insurance against liabilities even if the corporation would lack the power under the DGCL to indemnify against those liabilities.

Article Ninth of RadNet’s Certificate of Incorporation, as amended (“Certificate of Incorporation”) provides that a director is not liable to RadNet or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. It further obligates RadNet, with respect to its officers and directors, and permits RadNet, with respect to its employees and agents, to indemnify, in the manner and to the fullest extent permitted by the DGCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of RadNet, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that the person is or was a director or officer, or employee or agent, as the case may be, of RadNet, or is or was serving at the request of RadNet as a director or officer, or employee or agent, as the case may be, of another corporation or entity. RadNet may advance the expenses incurred by any such director, officer, employee or agent in defending any such action, suit or proceeding prior to its final disposition upon receipt of an undertaking by the recipient to repay the amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified as authorized by the DGCL and RadNet’s Certificate of Incorporation. To the fullest extent permitted by the DGCL, the indemnification provided in the certificate of incorporation includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and, in the manner provided by the DGCL, RadNet may pay any of these expenses in advance of the final disposition of such action, suit or proceeding.

Except as described in this paragraph, Article VII of RadNet’s Amended and Restated Bylaws (“Bylaws”) contains provisions substantially similar to Article Ninth of RadNet’s Certificate of Incorporation. In addition, RadNet’s Bylaws obligate RadNet to indemnify each of its officers, directors, employees and agents in any action, suit or proceeding referred to above to the extent that person has been successful on the merits in defense thereof, or in defense of any claim, issue or matter therein, against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith. RadNet’s Bylaws obligate RadNet to advance expenses to its officers and directors, and require an undertaking to repay expenses under the specified conditions if required by applicable law.

General

RadNet also maintains insurance for its officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any of RadNet’s officers or directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. RadNet pays the premiums for this insurance.

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RadNet has also entered into separate indemnification agreements with its officers and directors, which indemnify the officer or director against all liabilities relating to his or her position as an officer or director of RadNet, or as an employee, agent, officer or director of any other entity if the officer or director is serving in that capacity at RadNet’s request, to the fullest extent permitted under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to RadNet’s directors, officers or controlling persons pursuant to the foregoing provisions, RadNet has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification for violations of state securities laws may be limited by applicable laws.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Certificate of Incorporation of RadNet, Inc. (incorporated by reference to Exhibit 3.1 to RadNet, Inc.’s Current Report on Form 8-K, filed on September 4, 2008).

4.2*	Certificate of Amendment to Certificate of Incorporation of RadNet, Inc., dated September 2, 2008 (incorporated by reference to Exhibit 3.2 to RadNet, Inc.’s Current Report on Form 8-K, filed on September 4, 2008).

4.3*	Amended and Restated Bylaws of RadNet, Inc. (incorporated by reference to Exhibit 3.1 to RadNet, Inc.’s Current Report on Form 8-K, filed on February 6, 2020).

5.1	Opinion of Perkins Coie LLP.

10.1*	iCAD, Inc. 2016 Stock Incentive Plan, as amended July 2021 (incorporated by reference to Appendix B of the Definitive Proxy on Schedule 14A of iCAD, filed on June 7, 2021) (File No. 001-09341).

10.2*	iCAD, Inc. 2012 Stock Incentive Plan (incorporated by reference to Appendix B of the Definitive Proxy on Schedule 14A of iCAD, filed on April 9, 2012) (File No. 001-09341).

10.3*	Amendment No. 1 to the iCAD, Inc. 2012 Stock Incentive Plan (incorporated by reference to Appendix A of the Definitive Proxy on Schedule 14A of iCAD, filed on April 2, 2014) (File No. 001-09341).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Perkins Coie LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see signature page of this Registration Statement).

107	Filing Fee Table.

*	Incorporated by reference to the indicated filing.

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Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lost Angeles, State of California, on July 22, 2025.

RADNET, INC.

By:	/s/ Howard G. Berger, M.D.
Howard G. Berger, M.D.
Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Howard G. Berger, M.D. and Mark D. Stolper, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Howard G. Berger, M.D. Howard G. Berger, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2025

/s/ Gregory E. Spurlock Gregory E. Spurlock	Director	July 22, 2025

/s/ Alma Gregory Sorensen Alma Gregory Sorensen	Director	July 22, 2025

/s/ David L. Swartz David L. Swartz	Director	July 22, 2025
/s/ Lawrence L. Levitt
Lawrence L. Levitt	Director	July 22, 2025
/s/ Laura P. Jacobs
Laura P. Jacobs	Director	July 22, 2025

/s/ Mark D. Stolper
Mark D. Stolper	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 22, 2025

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